Exhibit 99.1

Tesco and Schlumberger Enter into Definitive Agreement on CASING DRILLING™ Division

For Immediate Release

Trading Symbol:
“TESO” on NASDAQ

April 30, 2012

HOUSTON - Tesco Corporation and Schlumberger today announced that they have signed a definitive agreement for Schlumberger to acquire Tesco's CASING DRILLING™ division for $45 million in cash.

“The sale of CASING DRILLING™ will allow Tesco to focus on delivering best-in-class service quality and return on capital employed; a key part of our go forward strategy,” said Julio M. Quintana, Chief Executive Officer and President of Tesco Corporation. “Tesco has been an innovator throughout our history and our innovative culture continues to foster new ideas that will add long-term value to our shareholders. CASING DRILLING™ has been one of our key technologies developed over the years. The time is right to expand the market for this technology through this sale to Schlumberger. With the momentum provided by this transaction and the strength and profitability of our remaining product lines, we are very excited about our future opportunities.”

Jean-Francois Poupeau, President, Schlumberger Drilling Group, added, “CASING DRILLING™ technology enables construction of wells where the use of conventional technology has proven difficult. The addition of these technologies to our drilling portfolio will help our customers reduce finding and development costs through drilling efficiency gains and wellbore integrity improvements.”

In addition to this definitive agreement, Schlumberger and Tesco have entered a long-term supplier agreement in which Tesco will sell and lease its Casing Drive System™ equipment to Schlumberger to support CASING DRILLING™ projects.

Tesco Corporation has scheduled a conference call to discuss the transaction today, Monday April 30, 2012 at 8:00AM Central Time. Individuals who wish to participate in the conference call should dial US/Canada (877) 312-5422 or International (253) 237-1122 approximately five to ten minutes prior to the scheduled start time of the call. The conference ID for this call is 77088845.

The conference call and all questions and answers will be recorded and made available until May 30, 2012. To listen to the recording call (855) 859-2056 or (404) 537-3406 and enter conference ID 77088845.

The conference call will be webcast live as well as for on-demand listening at the Company's web site, www.tescocorp.com. Listeners may access the call through the “Conference Calls” link in the Investor Relations section of the site.

About Tesco Corporation
Tesco Corporation is a global leader in the design, manufacture and service of technology based solutions for the upstream energy industry. TESCO seeks to change the way people drill wells by delivering safer and more efficient solutions that add real value by reducing the costs of drilling for and producing oil and gas. For more information, visit www.tescocorp.com.

About Schlumberger
Schlumberger is the world's leading supplier of technology, integrated project management and information solutions to customers working in the oil and gas industry worldwide. Employing approximately 113,000 people representing over 140 nationalities and working in approximately 85 countries, Schlumberger provides the industry's widest range of products and services from exploration through production.

Schlumberger Limited has principal offices in Paris, Houston and The Hague and reported revenues of $39.54 billion in 2011. For more information, visit www.slb.com.

CASING DRILLING and Casing Drive System are trademarks of Tesco Corporation.

For further information, contact:

Robert Kayl
Sr. Vice President & Chief Financial Officer
Tesco Corporation
Tel +713 359 7120

Stephen Whittaker
Director of Corporate Communications
Schlumberger Limited
Tel +33 1 4062 1330
swhittaker@slb.com

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this news release about the Casing Drilling business and Tesco Corporation's expectations regarding the timing for the closing of the sale are forward-looking. These forward-looking statements are based on certain assumptions and reflect Tesco Corporation's current expectations. As a result, forward-looking statements are subject to a number of risks and uncertainties that could cause actual results or events to differ materially from current expectations. There can be no assurance that the sale of the Casing Drilling business will be completed. Except as may be required by applicable law, Tesco Corporation disclaims any obligation to update or revise any forward-looking statements. Some of the material risk factors that could cause actual results or events to differ materially from those expressed in or implied by forward-looking statements in this news release are discussed in materials that Tesco Corporation from time to time files with, or furnishes to, the Canadian securities regulatory authorities and the U.S. Securities and Exchange Commission. Tesco Corporation's annual and quarterly reports are also available in the “Investor Relations” section of www.tescocorp.com.